Exhibit 99-j



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                      FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated November 27, 2013 relating to the financial statements of AllianceBernstein Municipal Income Fund II (comprising, respectively the Arizona Portfolio, Massachusetts Portfolio, Michigan Portfolio, Minnesota Portfolio, New Jersey Portfolio, Ohio Portfolio, Pennsylvania Portfolio, and Virginia Portfolio) for the fiscal year ended September 30, 2013 which is incorporated by reference in this Post-Effective Amendment No. 34 to the Registration Statement (Form N-1A No. 33-60560) of AllianceBernstein Municipal Income Fund II.

                                                           /s/ ERNST & YOUNG LLP


New York, New York
January 27, 2014